Exhibit 3.58
Articles of Incorporation
STATE OF NEVADA
Secretary of State
IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
1. NAME OF CORPORATION: EduCare Community Living Corporation — Nevada
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: Elizabeth M. Hall-Young
Street Address: 1413 Santa-Margarita #A, Las Vegas, NV 89102
3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value:                        Par value:                         Number of shares without par value: 10, 000
4. GOVERNING BOARD: shall be styled as (check one): X Directors Trustees
     The FIRST BOARD OF DIRECTORS shall consist of 3 members and. the names and addresses are as follows:

Richard D. Relyea	4304 Long Champs Dr, Austin, TX 78746
Dennis Latimer	8811 Tweed Berwick Dr., Austin, TX. 78750
Dennis C. Henegar	11801 Three Oaks Trail, Austin, TX 78759
5. PURPOSE (optional- see reverse side): The purpose of the corporation shall be:
6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES  [X] NO [  ].
7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached  0
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)
Gayle Rolland
6034 W. Courtyard Dr., Austin, TX 78730
/s/ M. Gayle Rolland
Subscribed and sworn to before me this 28th day of April, 1994.
    /s/ Mary Elizabeth Wilson
Notary Public
9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
     I, Elizabeth M. Hall-Young hereby accept appointment as Resident Agent for the above named corporation.
/s/ Elizabeth M. Hall-Young                                4/28/94